UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2024

KOPPERS HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-32737	20-1878963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 227-2001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 5, 2024, Koppers Inc. (the “Company”), a wholly owned subsidiary of Koppers Holdings Inc., decided to discontinue phthalic anhydride production at the Company’s facility in Stickney, Illinois. The decision, affecting approximately 25 employees, was driven by significant near-term capital spending requirements that could not be economically justified by end-market projections and will substantially reduce annual emissions of certain regulated air contaminants. The Company has targeted a date of mid-2025 for shutdown and expects to ramp down production of phthalic anhydride over the next six months as it builds inventory to supply existing contracts through 2025, as necessary. The closure of the phthalic anhydride plant will not impact the Stickney facility’s coal tar distillation operations.

The Company expects this action to result in pre-tax charges to earnings of $51 to $55 million through the end of 2026, approximately $28 million of which constitutes non-cash charges and approximately $23 to $27 million of which constitutes cash expenditures. Estimates of the total pre-tax amount for each major type of cost associated with the discontinuation plan are: (i) retention and severance costs of approximately $1 million, (ii) accelerated depreciation and asset write-down costs of approximately $28 million, and (iii) plant cleaning, waste disposal and demolition costs of approximately $22 million to $26 million.

In connection with the foregoing, the Company issued a press release on December 5, 2024, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Safe Harbor Statement

The statements made in this Form 8-K regarding the amount and timing of the charge to earnings the Company expects to record, the estimates of the total costs expected for each major type of cost and the expected cash outlays constitute forward looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed by these forward-looking statements as a result of various important factors, including, but not limited to, finalization of employee retention and severance arrangements; finalization of the accounting impact of the closure; higher than expected demolition, site clearing, environmental remediation or asset retirement costs; and other factors and risks discussed in the Company’s latest annual report on Form 10-K. In addition, the forward-looking statements represent estimates only as of today and should not be relied upon as representing estimates as of any subsequent date. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2024

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer